

4Q19 and 2019 Earnings

March 03, 2020

brf

Disclaimer

This presentation may contain statements that express BRF S.A. ("BRF") management's expectations, beliefs and assumptions about future events or results. Such statements are not historical facts and are based on currently available competitive, financial and economic data of the industries in which BRF operates.

The verbs "anticipate", "believe", "estimate", "expect", "forecast", "plan", "predict", "target", "aim", "seek" and other similar verbs are intended to identify these forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those projected in this presentation and do not guarantee any future BRF performance. The factors that might affect performance include, but are not limited to: (i) market acceptance of BRF's products; (ii) volatility related to the Brazilian economy, as well as the economies of the other countries in which BRF also has relevant operations, the financial and securities markets and the highly competitive industries BRF operates in; (iii) changes in domestic and foreign legislation and taxation, as well as in government policies related to the domestic and foreign animal protein and related markets; (iv) increasing competition from new entrants to the Brazilian and international markets; (v) ability to keep up with rapid changes in the regulatory and technological environments; (vi) ability to maintain an ongoing process for introducing competitive new products and services while maintaining the competitiveness of existing ones; (vii) ability to attract customers in domestic and foreign jurisdictions. Other factors that could materially affect results can be found in BRF's Reference Form and in the annual report on Form 20-F, as filed with the U.S. Securities and Exchange Commission, particularly under the "Risk Factors" session.

All forward-looking statements in this presentation are based on information and data available as of the date they were made and BRF undertakes no obligation to update them in light of new information or future development.

This presentation does not constitute an offer to sell or a solicitation to purchase any security.

Opening Remarks

Lorival Luz
Global CEO

2019: Anticipating the Execution of Our Strategy

2019 ✓

Focus on operational excellence and development of a high-performance organization aiming to reverse declining margins trend

2020

Consolidate fundaments, combining leadership, innovation and financial strength, **returning the margins to historical levels** ✓

2021-2023

Seek **inorganic growth** maintaining rigorous execution and financial discipline, delivering margins above historical levels

2019: Results Overview

Margins above historical levels and back to profit

» Gross Margin of 24.1% in 2019, +8.0 p.p. y-o-y

» Adjusted EBITDA of R$5,317 million (+116% y-o-y) in 2019, with Adjusted EBITDA margin of 15.9% (+7.7 p.p. y-o-y)

» Excluding tax effects, Adjusted EBITDA of R$4,433 million (+98% y-o-y) in 2019, with Adjusted EBITDA margin of 13.3% (+5.8 p.p. y-o-y)

» Net Income of continued operations of R$1,213 million in 2019 vs. Loss of R$2,115 million in 2018[1]

» Consistent net leverage reduction (2.50x vs. 5.12x[2] in 4Q18)

[1] Corporate net income in 2019 of R$297 million vs. loss of R$4,466 million in 2018.

[2] According to adjustments made at that period. Ex-adjustments, net leverage reached 5.97x.

2019: Results Overview

Focus on strategic planning resulting in surpassing goals

- Culture: construction of a high-performance organization and team – the BRF Essence
- Management stability: Reduction of the Company's general turnover in 7% and in 50% at the top management
- Employees engagement level above 90%[1] according to a survey with more than 38 thousand answers
- Return to the Corporate Sustainability Index
  Sole company in the food sector
- Innovation: +120 SKUs launched worldwide
- Operational and Logistics Excellence: (i) reduction in losses; (ii) efficiency in the supply chain; (iii) SEO roll-out in progress; (iv) new licensed plants for exports

[1] According to Willis Towers Watson methodology

Initiatives and Investments

New Distribution Center in Londrina (Paraná State)



- Capacity of 20 thousand tons per month
- 100 thousand m² total area
- Capex of R$80 million
- Supplying Paraná, Mato Grosso do Sul and São Paulo states
- Sustainable: solar water heating, mobile electrical equipment and LEED certification

- 1st Brazilian chicken processing plant in Saudi Arabia: nearly US$120 million in investments
- Resumption of margarines production in Uberlandia: capacity of approximately 120 thousand tons/year
- Digital Transformation taking part in all Company's processes (Industry 4.0, SEO, HR, Compliance, and others)
- BRF HUB: connection to the Startup ecosystem (80 registered and 6 selected startups)
- BRF Innovation Scouts: collaborative Innovation (+1,000 received ideas)

3% → 10%

2019 → 2023

Revenue from Innovation

Grains scenario and protein performance
Sensitive changes in market dynamics


Soybean & Corn Price (B3)
4Q18
+3%
4Q19
Δ
35%
R$53.25
Feb-28
R$39.58
Oct-02
-6%
Milho (R$/saca)
Soja (R$/saca)
Corn
Average Corn
Future Corn²
Soybean
Average Soybean
Future Soybean ¹
Average Price


Whole Chicken and Pork Carcass Price
Cepea/ESALQ
4Q18
+41%
4Q19
+10%
Frango (R$/kg)
Suíno (R$/kg)
Chicken
Average Chicken
Average Pork
Pork
Average Price

» **Corn:** carryover inventories at low levels, however with 2020 crop forecast in record levels and lower export levels

» **Soybean:** Unstable scenario due to China-US trade war and coronavirus

» Global **unbalance between supply/demand** boosted prices

» **African Swine Fever: supply hit** with strong impact on protein prices in international markets

¹ Source: Bloomberg; ² B3 quotes in February 2020.

African Swine Fever (ASF) impacts

Reduction in Chinese herd size keeps affecting international pork market prices

China's Inventory (in million heads)



425
375
325
275
225
175
125
75
25
403,0
200,9
63,7
28,6
40,7
19,2
75
65
55
45
35
25
15
Δ since Sep-18:
-50%
-55%
-53%
Sep-18
Nov-18
Jan-19
Mar-19
May-19
Jul-19
Sep-19
Nov-19
Jan-20
Pork
Sow herd
Piglet

Source: Ministry of Agriculture of the People's Republic of China (MOA)

China's Reference Price (100 Base = Sep-18)



350
330
310
290
270
250
230
210
190
170
150
130
110
90
70
Δ since lowest levels:
+258 p.p.
+167 p.p.
+146 p.p.
+151 p.p.
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Piglet
Sow herd
Live Hog
Pork Carcass Wholesale

Source: Bloomberg and Boyar (Sow herd)

Coronavirus and Avian Flu

Avian Flu may generate short-term opportunities, while Coronavirus impacts need to be better understood

Coronavirus


1-20
21-50
51-100
101-1,000
1,001-5,000
5,000+
* As of March 2, 2020

- 90,306 confirmed cases, totaling 3,085 deaths
- Concentration in China, which represents roughly 20% of the world's GDP, expanding to other continents
- Logistics effects and changes in global consumption profile, bringing uncertainties and volatility in 2020

Avian Flu


CHINA
SÍRIA
LÍBANO
Bagdá
IRAQUE
Teerã
IRÃ
JORDÂNIA
ISRAEL
Cairo
KUWAIT
Riad
ARÁBIA SAUDITA
EMIRADOS ÁRABES UNIDOS
Rota de migração de aves
Outbreaks 1,2 e 3

- More than 100 confirmed cases and approximately 1.5 million slaughtered animals, 51% in Asia, 25% in Middle East and 24% in Europe
- In Europe, 21 cases in Poland, the largest chicken producer in the region - and Ukraine, which has already been banned from most Gulf markets

Source: Johns Hopkins University; OIE-World Organization for Animal Health

China: Demand for protein imports still in positive trend

Consumption (thousand tons)*

	2018	2019	Change 2019/2018
Beef	7,910	9,133	1,223
Chicken	11,595	13,235	1,640
Pork	55,398	42,513	-12,885
Total	74,903	64,881	-10,022

» Decrease in pork consumption of 12.9 million tons YoY (-23.3%), partially offset by increases in beef (+15.5% YoY) and chicken (+14.1% YoY)

Balance (thousand tons)*

	2018	2019	Change 2019/2018
Production	71,640	59,463	-12,177
Imports	3,095	4,945	1,850
Consumption	74,903	64,881	-10,022

» Imports do not make up for the production reduction caused by ASF

» Decrease in total protein consumption (-13,4% y-o-y)

» Deficit may have been compensated by wild animals consumption – size of this market is unknown

» Chinese government's recent ban on wildlife trade may incentivize the consumption of other proteins, potential of which is uncertain

*Source: USDA

Financial Performance 4Q19 and 2019

Carlos Moura
Chief Financial and
Investor Relations Officer

Our performance at a new level

Sustainable price management, better trade execution and mix of channels/regions



Volumes
(Thousand tons)
-1.5%
+1.7%
1.153
1.173
4.441
4.373
4Q18
4Q19
2018
2019



Net Revenue
(R$ million)
+10.8%
+12.1%
8.289
9.290
30.188
33.447
4Q18
4Q19
2018
2019



Gross Profit and Margin
(R$ million)
18.9%
25.5%
16.1%
24.1%
+65.9%
+51.1%
1.570
2.373
4.868
8.077
4Q18
4Q19
2018
2019

On a positive track to recover margins

Significant improvement in operational performance



Net Revenue (R$ million) and Gross Margin (%)
19,6%
8,4%
17,0%
18,9%
20,6%
25,1%
24,8%
25,5%
7.031
7.067
7.802
8.289
7.359
8.338
8.459
9.290
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
Net Revenues
Gross Margin



Adj. EBITDA (R$ million) and Adj. EBITDA Margin (%)
9,7%
5,0%
7,4%
7,4%
10,2%
10,2%
18,6%
14,6%
19,0%
13,5%
15,2%
14,3%
8,2%
7,4%
15,9%
13,3%
685
356
579
843
226
617
748
1.547
328
1.219
1.609
467
1.142
1.413
89
1.324
2.462
226
2.236
5.317
884
4.433
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
2018
2019
ICMS and staple food basket
Adj. EBITDA
Adj. EBITDA Margin
Adj. EBITDA Margin w/o ICMS and staple food basket

Net Income Resumption

Better operational performance coupled with tax effects boosted profitability

Net Income of Continued Operations (R$ million)



+R$377 mi
313
690
4Q18
4Q19
+R$3.3 bi
1,213
2018
2019
-2,115

Total Corporate Net Income (R$ million)



+R$2.8 bi
680
4Q18
4Q19
-2,125
+R$4.8 bi
297
2018
2019
-4,466

Liability Management

Reduction in net leverage, debt reprofiling and prudential liquidity management

Financial Leverage 4Q19 (R$ million)


5.97x
6.14x
5,12x¹
5,64x²
3.74x
Ex-IFRS16: 3.21x
Ex-IFRS16: 2.83x
2.90x
2.50x
15.610
2.206
13.404
15.498
1.260
14.238²
13.900
13.785
13.269
4Q18
1Q19
2Q19
3Q19
4Q19
Pro forma Net Debt
Net Debt
Net Debt / Adj. EBITDA LTM

Gross Debt 4Q19 | R$18,774 million

Gross Debt 4Q18[4] |R$22,556 million


Agribusiness loans
17%
Other and tax incentives
3%
Trade finance
11%
Capital markets
69%
Real
41%
Other currencies
59%

Debt Schedule 4Q19 | (R$ million)


Average Maturity: 3.0 years in 4Q18 to 4.6 years in 4Q19
7,005
1.500³
5.505
3.132
1.907
2.123
2.422
9.036
Cash and equivalents
2020
2021
2022
2023
2024+

1. Including pro forma adjustments from incoming funds related to the sale of assets in Argentina, Europe, and Thailand, the non-transferred portion to FIDC and FX=R$3.80/US$; 2. Including pro forma adjustments from incoming funds remaining from the sale of assets in Argentina, Europe, and Thailand; 3. Revolving credit facility = R$1,5 billion; 4.Includes continued and discontinued operations

Financial Discipline

Cash generation directed to debt amortization

2019 Performance

- Operating cash flow of R$4.7 million
- Total CAPEX of R$1,877 million (including IFRS)
- Free cash flow generation of R$2.9 billion (including R$1.8 billion in divestments)
- Prepayment of loans with local banks totaling R$2,187 million, with maturities between January 2020 and August 2021
- Average financial cycle was 18.9 days, an improvement of 9.3 days vs. 2018

- Net leverage guidance[1] for 2020 was reviewed to the range between 2.35x – 2.75x

[1] According to the Material Fact released on March 3, 2020

Brazil Market Performance

Sidney Manzaro
Vice-President

Brazil Segment

Successful strategy of recovering profitability through optimization of the product mix and sales channels


brf
Coverage of
95%
of municipalities
(237,000
clients)

- Better trade execution, logistics efficiency, strict control of inventory levels
- Gross margin of 27.2% in 4Q19, best level since 1Q16
- Average prices increase of 11.2% y-o-y in Brazil, in line the Company's strategy of increasing profitability
- Continuous focus on Innovation: +90 items launched in 2019
- Commemorative Campaign: best performance since 2015, hitting record sales and active clients

Brazil Segment
Revenue increase with margin expansion


Volumes
(Thousand tons)
-2.0%
-3.5%
621
608
2.274
2.195
4Q18
4Q19
2018
2019


Net Revenue
(R$ million)
+7.4%
+7.3%
4.736
5.085
16.293
17.489
4Q18
4Q19
2018
2019


Gross Profit and Margin
(R$ million and %)
20,9%
27,2%
20,3%
24,5%
+39.8%
+29.6%
989
1.383
3.301
4.278
4Q18
4Q19
2018
2019
Gross Profit
Gross Margin


Adjusted EBITDA and Margin (Ex-tax effects)
(R$ million and %)
7,0%
14,8%
7,8%
12,2%
+127.6%
+68.6%
330
752
1.263
2.129
4Q18
4Q19
2018
2019
Adjusted EBITDA
EBITDA Margin Ex-tax effects

Brazil Segment
Profitability on an upward and sustainable trajectory

Net Revenue (R$ million) and Gross Margin (%)



20%
20,8%
17,9%
21,1%
20,9%
21,2%
24,0%
24,6%
27,2%
20,3%
24,5%
3.748
3.685
4.123
4.736
3.940
4.082
4.382
5.085
16.293
17.489
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
2018
2019
Net Revenue
Gross Margin

Adj. EBITDA (R$ million) and Adj. EBITDA Margin Ex-tax effects (%)



12%
9,4%
5,0%
9,7%
7,0%
9,5%
11,3%
12,3%
14,8%
7,8%
12,2%
352
183
398
330
374
462
541
752
1.263
2.129
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
2018
2019
Adj. EBITDA
Adj. EBITDA Margin ex-tax effects

Brazil Segment

Undisputed leadership in all segments – bimonthly readings


Cold Cuts
49,9%
50,5%
49,1%
50,3%
49,5%
49,0%
48,8%
6Bi18
1Bi19
2Bi19
3Bi19
4Bi19
5Bi19
6Bi19


Margarines
54,1%
54,0%
53,8%
53,2%
54,2%
54,4%
54,6%
6Bi18
1Bi19
2Bi19
3Bi19
4Bi19
5Bi19
6Bi19


Frozen Meals
49,2%
49,9%
48,0%
46,7%
45,4%
44,4%
44,4%
6Bi18
1Bi19
2Bi19
3Bi19
4Bi19
5Bi19
6Bi19


Franks & Sausages
39,0%
38,0%
37,0%
37,7%
37,0%
36,2%
37,2%
6Bi18
1Bi19
2Bi19
3Bi19
4Bi19
5Bi19
6Bi19

Source: Nielsen

Brazil Segment

Consistent investments in brand equity generated a solid preference growth

	Sadia	Perdigão	Qualy
Brand attributes	Superior Quality Innovation Convenience	Flavor Socialization	Unique flavor Emotional bond Synonymous to the category
Value Proposition	"The more you know, the better Sadia gets"	"Shared meals taste like Perdigão"	"All that is good must be spread"
Preference (2S 19 | Kantar)	27,6% +2,0p.p vs. H1 2019	14,2% +1,9p.p. vs. H1 2019	51,4% -2,4p.p. vs. H1 2019



Qualy
Qualy Vita
VEG &TAL
SPECIALE
NOVIDADE
MEU MENU

Source: Kantar Insights Tracking of Brands 2019

International Markets Performance

Patricio Rohner

Vice-President

International Results (Continued Operations)

Regional diversification and adaptability drove results evolution



- » 25 plants licensed in 2019, highlighting the plants approved to serve China – Lucas do Rio Verde/MT (poultry and swine), Lajeado/RS (swine) and Campos Novos/SC (piglet)
- » Halal: A normalization year with margin recovery and important advances in strategic pillars. Challenging short-term in Turkey and Saudi Arabia
- » Other International Markets: Asian Market boosted by African Swine Fever as of the second half of the year, while we increased our share in Japan, Chile and Mexico markets

International Segment – Consolidated
Strong EBITDA margin increase, even with seasonality



Volumes
(Thousand tons)
+0.5%
+6.3%
468
497
1.900
1.909
4Q18
4Q19
2018
2019



Net Revenue
(R$ million)
+14.0%
+17.4%
3.342
3.924
13.069
14.899
4Q18
4Q19
2018
2019



Gross Profit and Margin
(R$ million and %)
18,0%
23,5%
15,8%
24,1%
+73.9%
+53.4%
601
921
2.068
3.596
4Q18
4Q19
2018
2019
Gross Profit
Gross Margin



Adjusted EBITDA and Margin
(R$ million and %)
6,0%
14,5%
6,9%
15,5%
+158.5%
+185.4%
200
571
896
2.316
4Q18
4Q19
2018
2019
Adjusted EBITDA
Adjusted EBITDA Margin

Halal Market
Profitability affected by the challenging scenario in some markets, offset by exchange rate depreciation



Volumes
(Thousand tons)
-1.1%
1.145
1.132
-0.6%
292
290
4Q18
4Q19
2018
2019



Net Revenue
(R$ million)
+5.0%
8.302
8.719
+2.4%
2.144
2.195
4Q18
4Q19
2018
2019



Gross Profit and Margin
(R$ million and %)
22,3%
20,8%
21,2%
24,9%
+23.0%
2.169
-4.2%
1.763
477
457
4Q18
4Q19
2018
2019
Gross Profit
Gross Margin



Adjusted EBITDA and Margin
(R$ million and %)
9,1%
7,7%
10,0%
12,7%
+34.3%
1.111
828
-13.7%
196
169
4Q18
4Q19
2018
2019
Adjusted EBITDA
Adjusted EBITDA Margin

Other International Market (Asia, Africa, Americas and Europe)
African Swine Fever impacts in prices and volumes in the region as of the second half of the year


Volumes
(Thousand tons)
+17.5%
+2.9%
177
208
755
777
4Q18
4Q19
2018
2019


Net Revenue
(R$ million)
+44.2%
+29.7%
1.198
1.729
4.767
6.181
4Q18
4Q19
2018
2019


Gross Profit and Margin
(R$ million and %)
10,3%
26,9%
6,4%
23,1%
+275.1%
+367.8%
124
464
305
1.427
4Q18
4Q19
2018
2019
Gross Profit
Gross Margin


Adjusted EBITDA and Margin
(R$ million and %)
0,3%
23,2%
1,4%
19,5%
+9.925.0%
+1.664.4%
4
401
68
1.204
4Q18
4Q19
2018
2019
Adjusted EBITDA
Adjusted EBITDA Margin

Closing Remarks

Lorival Luz
Global CEO

2019 Recap and 2020 Forecast

2019

Resuming **Profitability**

Financial **balance**

Management **stability**

2020

Culture **strengthening**

Financial **discipline**

Resuming **growth**

Volatility environment:
- Coronavirus
- ASF/Avian Flu
- Commodities
- Climate conditions
- Exchange rate variation

Q&A


Juntos
somos mais
de 90 mil
pessoas
que cuidam
umas das outras
e de suas
comunidades.
Somos melhores juntos
GRANJA
Denys Almeida
Instituto
BRF São Paulo
Edina Lima de Sousa
VP de Operações
BRF Rio Verde
85
anos
brf

IR Contact:
+55 11 2322 5377
acoes@brf-br.com